CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 23, 2002 included in the MDU Resources Group, Inc. Annual Report to Stockholders for 2001 and the inclusion of our report dated January 23, 2002 on schedules included in this Form 10-K. It should be noted that we have not audited any financial statements of MDU Resources Group, Inc. subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

As independent public accountants, we also hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, No. 333-06127,
No. 333-49472 and No. 333-49484, and on Form S-8, No. 33-54486,
No. 333-06103, No. 333-06105, No. 333-27879, No. 333-27877,
No. 333-72595, No. 333-33186, No. 333-33184, No. 333-70622
and No. 333-62900.




                              /s/ ARTHUR ANDERSEN LLP
                              ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
  March 1, 2002